UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
November 26, 2008
Date of Report (Date of earliest event reported)
ARRIS Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-31254	58-2588724

(Commission File Number)	(IRS Employer Identification No.)

3871 Lakefield Drive, Suwanee, Georgia	30024

(Address of Principal Executive Offices)	(Zip Code)
678-473-2000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On November 26, 2008, we entered into employment agreements with Messrs. John Caezza and Bruce McClelland. Each of the new agreements provides for (1) a term of one year and the automatic extension of that term by one day for each day of employment, (2) severance compensation equal to one year of base salary and bonus, continuation of participation in certain benefit plans, and immediate vesting of equity awards if terminated without cause, in the event that Arris breaches the agreement, or if the employee terminates his employment for good reason following a change in control, and (3) non-competition and confidentiality requirements. The agreements provide for base salaries equal to the current base salaries for the employees ($312,000 for Mr. Caezza and $300,000 for McClelland). Each agreement provides for target and maximum bonus opportunities (as a percentage of base salary) of 60% and 200%, respectively. The agreements also contain other customary terms, including terms comparable to those described below for Messrs. Coppock, Isaacs, Lakin, Potts, Margolis and Stanzione.
     On November 26, 2008, we entered into amendments of existing employment agreements with Ronald M. Coppock, Bryant K. Isaacs, James D. Lakin, David B. Potts, Lawrence Margolis and Robert Stanzione. Each of these amendments provides for clarification of existing terms regarding (1) severance compensation, continuation of participation in certain benefit plans, and immediate vesting of equity awards if terminated without cause, in the event that Arris breaches the agreement, or if the employee terminates his employment for good reason following a change in control, (2) deferral of certain payments to the extent necessary to avoid the imposition of an excise tax as contemplated by Internal Revenue Code Section 409A and the payment to the employees of a tax “gross-up” in the event that the excise tax cannot be avoided, and (3) the amendment of certain terms regarding non-competition and confidentiality requirements. Mr. Stanzione’s amendment permits Mr. Stanzione’s continued employment after age 62 subject to termination by the company or Mr. Stanzione on 12 months notice. Mr. Stanzione’s non-qualified benefit plan is frozen at age 62, but not distributed until his retirement. The age 62 actuarial equivalent value then will be increased or decreased based on the interest, dividends, earnings or profits, and expenses or losses incurred on permitted investments (as determined by the Compensation Committee of the Board of Directors) that Mr. Stanzione may designate under his Supplemental Executive Retirement Plan.
     On the same date, we entered into an amendment of the supplemental executive retirement plan with Robert Stanzione that provides for (1) clarification of the retirement benefits he receives depending on his retirement date, (2) additional provisions regarding Mr. Stanzione’s retirement benefit, and the (3) deferral of certain payments to the extent necessary to avoid the imposition of an excise tax as contemplated by Internal Revenue Code Section 409A and the payment to the employees of a tax “gross-up” in the event that the excise tax cannot be avoided.
     Attached as Exhibits 10.1 to 10.9 are copies of these agreements and amendments, each of which is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
10.1	Employment Agreement with John Caezza

10.2	Employment Agreement with Bruce McClelland

10.3	First Amendment to Employment Agreement with Ronald M. Coppock

10.4	First Amendment to Employment Agreement with Bryant K. Isaacs

10.5	First Amendment Employment Agreement with James D. Lakin

10.6	First Amendment to Employment Agreement with David B. Potts

10.7	Second Amendment to Amended and Restated Employment Agreement with Lawrence Margolis

10.8	Second Amendment to Amended and Restated Employment Agreement with Robert Stanzione

10.9	First Amendment to the Robert Stanzione Supplemental Executive Retirement Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRIS Group, Inc.
By:	/s/ Lawrence A. Margolis
Lawrence A. Margolis
Executive Vice President of Strategic Planning, Administration and Chief Counsel and Secretary

Dated: November 26, 2008

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Employment Agreement with John Caezza

10.2	Employment Agreement with Bruce McClelland

10.3	First Amendment to Employment Agreement with Ronald M. Coppock

10.4	First Amendment to Employment Agreement with Bryant K. Isaacs

10.5	First Amendment Employment Agreement with James D. Lakin

10.6	First Amendment to Employment Agreement with David B. Potts

10.7	Second Amendment to Amended and Restated Employment Agreement with Lawrence Margolis

10.8	Second Amendment to Amended and Restated Employment Agreement with Robert Stanzione

10.9	First Amendment to the Robert Stanzione Supplemental Executive Retirement Plan

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